NON-COMPETITION AND NON-SOLICITATION AGREEMENT
THIS AGREEMENT made the 4th day of August, 2015
BETWEEN:
DON JAMES (the “Restricted Party”)
- and -
HARLEY-DAVIDSON CANADA LP, a limited partnership established under the laws of the Province of Ontario (the “Purchaser”)
RECITALS:
A.Pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) dated as of April 30, 2015, between the Purchaser, Fred Deeley Imports Ltd. (the “Vendor”) and Harley-Davidson Motor Company, the Purchaser has agreed to acquire, and the Vendor has agreed to sell, the Business and Purchased Assets (as such terms are defined in the Asset Purchase Agreement).
B.    The Restricted Party’s knowledge and experience in the Restricted Activity (as defined below) is specialized and highly competitive.
C.    Pursuant to Section 8.7 of the Asset Purchase Agreement, it is a condition precedent to the completion of the transactions that the Restricted Party enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged), the Parties agree as follows:
ARTICLE 1
INTERPRETATION

1.1	Definitions
In this Agreement, capitalized terms not otherwise defined have the meaning given to such terms in the Asset Purchase Agreement, and:

(a)	“Affiliate” has the meaning given to that term in the Canada Business Corporations Act.

(b)	“Asset Purchase Agreement” has the meaning given to it in the recitals.

(c)	“Business” means the business currently carried on by the Vendor as such term is defined in the Asset Purchase Agreement.

(d)	“Dealership Business” has the meaning given to it in the Asset Purchase Agreement.

(e)
“Governmental Authority” means any national, multi-national, federal, provincial, state, municipal, local or other government, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

(f)	“Non-Interference Period” means the period of five (5) years commencing on the date of this Agreement.

(g)	“Parties” means, collectively, the Restricted Party and the Purchaser and “Party” means either of them.

(h)
“Person” means any individual, estate, trust, firm, partnership, joint venture, corporation, unlimited liability company, limited liability company, unincorporated association or organization, government or any agency or ministry of any government, and includes any successor to any of the foregoing.

(i)	“Restricted Activities” means the marketing, distribution and sale of motorcycles, motorcycle parts, and related apparel and merchandise, but explicitly excludes the Dealership Business.

(j)	“Territory” means Canada, being the jurisdiction where the Business is or has been operated.

1.2	Interpretation
In this Agreement:

(a)	Unless specified otherwise, reference to a statute includes any regulations under such statute and refers to that statute and such regulations as they may be amended or to any successor legislation.

(b)
The division into articles, sections, paragraphs and schedules and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The words “hereto”, “herein”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular portion of it. References to an Article, Section, Paragraph or Schedule refer to the applicable article, section, paragraph or schedule of this Agreement.

(c)
Words in the singular include the plural and vice versa, words in one gender include all genders, and the words “including”, “include” and “includes” mean “including (or include or includes) without limitation”.

(d)	This Agreement is the joint product of the Parties, has been subject to mutual consultation, negotiation and agreement and will not be construed for or against any Party.
ARTICLE 2
TERMINATION

2.1	Term
This Agreement shall be in force during the Non-Interference Period.
ARTICLE 3
NON-COMPETITION

3.1	Non-Competition

(a)
The Restricted Party shall not and shall ensure that its Affiliates do not, for the Non-Interference Period, within the Territory, directly or indirectly, in any manner whatsoever including either individually, in partnership, jointly or in conjunction with any other Person, or as employee, consultant, independent contractor, principal, agent, director, officer, investor, owner or shareholder, supply products or services to any customer of the Restricted Activity or:

(i)	establish, carry on, be engaged in or concerned with or interested in, any undertaking or business;

(ii)
have any financial interest (including an interest by way of royalty or other compensation arrangements) in or in respect of the business of any Person which carries on, directly or indirectly, an undertaking or business;

(iii)	advise, lend money to, guarantee the debts or obligations of or give security on behalf of any Person which carries on, directly or indirectly, an undertaking or business;

(iv)	consent to its name or the trade name(s) to be used or employed by any Person, directly or indirectly, engaged or concerned with or interested in any aspect of an undertaking or business, in each case, which is substantially the same as the Restricted Activity, or competes in whole or in part with, the Business.

3.2	Exception
Notwithstanding Section 3.1, the Restricted Party may:

(a)
have an equity investment in any Person whose equity securities are listed on a recognized stock exchange, where the equity investment does not in the aggregate exceed five percent (5%) of the issued equity shares of that Person;

(b)
continue to provide financial support to Fox Harley-Davidson, including keeping agreements in place relating to security and a term deposit that Fred Deeley Limited has provided to Royal Bank to support Fox Harley-Davidson's operating line, and a guarantee from Fred Deeley Limited to HDFS for a loan HDFS provided to Fox Harley-Davidson.

(c)	engage in and operate the Dealership Business; or

(d)
sell, assist with the marketing and sale of, hire or engage the services of any third party to assist with the marketing and sale of, any Excluded Asset, and any assets or inventory acquired as a result of an obligation to acquire or repurchase such assets or inventory pursuant to the Restricted Party’s Vendor Agreement with GE Commercial Distribution Finance Canada, on such terms as the Restricted Party may determine in its sole and unfettered discretion.

3.3	Enforceability
Notwithstanding anything in this Article 3 to the contrary, if at any time, in any judicial proceeding, any of the restrictions stated in this Article are found by a final order of a court of competent jurisdiction to be unreasonable or otherwise unenforceable under circumstances then existing, the Parties agree that the period, scope or geographical area, as the case may be, shall be reduced to the extent necessary to enable the court to enforce the restrictions to the extent such provisions are allowable under law, giving effect to the agreement and intent of the Parties that the restrictions contained herein shall be effective to the fullest extent permissible.
ARTICLE 4
NON-SOLICITATION/NON-DISPARAGEMENT

4.1	Non-Solicitation
The Restricted Party shall not, during the Non-Interference Period, directly or indirectly, in any manner whatsoever:

(a)
canvass or solicit the business of (or procure or assist the canvassing or soliciting of the business of) any Person that was a customer of the Purchaser or reasonably prospective customer of the Purchaser, as of the date hereof, in connection with activities which are substantially the same as the Restricted Activity or are, in whole or in part, in competition with the Business; or

(b)
induce or attempt to induce any officer, director, partner, employee or agent of the Purchaser to leave the employ of the Purchaser, or in any way interfere with the relationship between the Purchaser and any such Person, hire directly or indirectly any Person who was an officer, director, partner, employee or agent of the Purchaser for a period of one (1) year from the date such Person was terminated or left the employ of the Purchaser without the prior written permission of the Purchaser; or induce or attempt to induce any customer, supplier, licensee or other business relation of the Purchaser to cease doing business with the Purchaser or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Purchaser. For greater certainty, general solicitations of employment published in a newspaper, over the internet, or in another publication of general circulation and not specifically directed towards such individuals shall not be deemed to constitute solicitation for purposes of this Section 4.1.

4.2	Non-Disparagement
The Restricted Party shall not, during the Non-Interference Period, take any action or publish any communication which could reasonably be expected to have a materially negative impact on the reputation of the Purchaser or its products or services.
ARTICLE 5
PROPRIETARY INFORMATION

5.1	Proprietary Information

(a)
The Restricted Party acknowledges and agrees that it had detailed confidential or proprietary information and trade secrets concerning the Business (collectively, the “Proprietary Information”). The Restricted Party acknowledges that disclosure of any of the Proprietary Information to competitors of the Purchaser, or the Business or to the general public, or the use of same by any competitor of the Purchaser, or the Business would be highly detrimental to the interests of the Purchaser, and the Business and hereby covenants and agrees that it shall maintain the confidentiality of all Proprietary Information and shall not use such information, howsoever obtained, for any purpose whatsoever until the date, if any, on which (i) the relevant information becomes available to the public without breach of this Agreement or similar agreements or (ii) the Restricted Party is required to disclose such information by any law (including rule or regulation) or any court or governmental or regulatory authority of competent jurisdiction, in which case the Restricted Party shall be entitled to disclose or make use of such information only to the extent it is so required; provided that before disclosure is made, to the extent legally possible, notice of the legal requirement is provided to the Purchaser and, to the extent possible in the circumstances, the Purchaser is afforded the opportunity to dispute the requirement or otherwise protect the subject Proprietary Information.

(b)	For greater certainty, nothing in this Article 5 shall limit the Restricted Party’s ability to operate the Dealership Business or to utilize any Proprietary Information in connection therewith.

(c)	The provisions of this Section 5.1 shall survive the termination or expiration of this Agreement.
ARTICLE 6
REMEDIES

6.1	Equitable Remedies
The Restricted Party acknowledges that:

(a)	a breach or threatened breach by the Restricted Party of any of the provisions of this Agreement would cause the Purchaser irreparable harm not compensable in damages alone; and

(b)
it is essential to the effective enforcement of this Agreement that, in addition to any other remedies to which the Purchaser may be entitled at law or in equity or otherwise under this Agreement, the Purchaser be entitled to seek and obtain, in a summary manner, from any court having jurisdiction, interim, interlocutory, and permanent injunctive relief, specific performance and other equitable remedies.

ARTICLE 7
ACKNOWLEDGEMENT

7.1	Restricted Party Acknowledgments
The Restricted Party acknowledges that:

(a)
having regard to the importance of goodwill of the Business and Purchased Assets purchased under the Asset Purchase Agreement, the purchase price for the Business and Purchased Assets and all of the circumstances of the transactions, it is necessary that the Restricted Party enter into this Agreement in order for the Purchaser to receive the full benefit of the Business and the Purchased Assets and of the goodwill relating to the Business and the Purchased Assets and to protect itself from the irreparable harm that would arise out of any breach of the terms of this Agreement; and

(b)	the terms of this Agreement are just and reasonable.
ARTICLE 8
NOTICES

8.1	Notices
Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile, as follows:

(a)	in the case of the Purchaser to:
Harley-Davidson, Inc.
3700 W. Juneau Ave.
Milwaukee, WI, USA
53208
Attention:    General Counsel
Fax No.:    (414) 343-4189

(b)	in the case of the Restricted Party, to:
Donald James
11200 W. Saanich Road
North Saanich, BC
V8L 5P4

8.2	Delivery of Notices
Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by facsimile, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

8.3	Change of Address
Any Party may change its address for service from time to time by notice given to the other Party in accordance with the foregoing provisions.
ARTICLE 9
GENERAL

9.1	Severability
If any provision of this Agreement is invalid or unenforceable, such provision shall be severed and the remainder of this Agreement shall be unaffected thereby but shall continue to be valid and enforceable to the fullest extent permitted by law. Subject to Section 3.3, the provisions of this Agreement are severable and if any provisions are in conflict with any applicable law, the conflicting provisions shall be deemed never to have constituted a part of this Agreement and shall not affect or impair any of the remaining provisions thereof.

9.2	Amendment and Waiver
This Agreement may only be amended or terminated by written agreement signed by each Party. Any waiver of any provision of this Agreement will be effective only if it is in writing and signed by the Party to be bound thereby, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement will operate as a waiver of such right.

9.3	Time

Time is of the essence of this Agreement.

9.4	Further Assurances
Each Party agrees that upon the reasonable written request of the other Party, at any time, it will perform all acts and execute all documents as may be necessary or desirable to effect the purpose of this Agreement or to better evidence the transactions contemplated by this Agreement.

9.5	Governing Law and Attornment

(a)	This Agreement is governed by and will be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)
The Parties: (a) hereby irrevocably and unconditionally submit to the non-exclusive jurisdiction of the courts of the Province of Ontario and to any appellate court for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement; (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the courts of the Province of Ontario; and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

9.6	Entire Agreement
This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no representations, warranties, conditions, covenants or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein.

9.7	Benefit of Agreement
This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and assigns. This Agreement may not be assigned by the Restricted Party without the prior written consent of the Purchaser. Upon prior written notice to the Restricted Party, this Agreement may be assigned by the Purchaser to:

(a)	a corporation which is a holding body corporate, a subsidiary body corporate or an affiliate of the Purchaser (within the meaning of the Canada Business Corporations Act);

(b)	a corporation formed as a result of a merger or amalgamation of the Purchaser with another corporation or corporations; and/or

(c)	any assignee or purchaser of the majority of the Purchaser’s shares or all or substantially all of its assets.

9.8	Remedies
The rights and remedies of a Party under this Agreement are cumulative and are in addition to, and not in substitution for, any rights or remedies provided by law or by equity, and any single or partial exercise by a Party of any right or remedy for a default or breach of any term, covenant, condition or agreement contained in this Agreement does not waive, alter, affect or prejudice any other right or remedy or other rights or remedies to which such Party may be entitled for such default or breach.

9.9	Counterparts and Electronic Execution
This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument.
This Agreement may be executed and delivered by electronic means and each of the Parties may rely on such electronic execution as though it were an original hand-written signature.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date first written above.

/s/ Don James
DON JAMES

HARLEY-DAVIDSON CANADA LP, by its general partner, HARLEY-DAVIDSON CANADA GP INC.
Per:	/s/ Anoop Prakash
Name: Anoop Prakash
Title: President
I have the authority to bind the Limited Partnership